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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF O'MELVENY & MYERS LLP]




June 15, 2000

Golf Trust of America, Inc.
14 North Adger's Wharf
Charleston, South Carolina  29401

                  RE: LEGALITY OF SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Golf Trust of America, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed on or around the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of, and the reoffer and resale from time to time by certain selling stockholders of, up to 500,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company issuable under the Company's 1998 Stock-Based Incentive Plan, as amended (the "Plan") and the attached rights to purchase shares of Series B Junior Participating Preferred Stock, par value $.01 per share, which are attached to all shares of Common Stock outstanding on or issued after September 6, 1999 pursuant to the Company's Shareholder Rights Plan (the "Rights" and, together with the Shares, the "Securities").

         In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof, as on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company, as amended and restated to the date hereof, as they appear in the minute book of the Company; the Company's 1998 Stock-Based Incentive Plan; and such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.

         Based upon the foregoing, we are of the opinion that the Securities that have been issued under the Plan are, and that when the remaining Securities have been issued and paid for in accordance with the terms of the Plan and the Registration Statement, such Securities will be, legally issued, fully paid and non-assessable.


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         We hereby consent to being named as counsel to the Company in the
Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder by the SEC.

                                                     Very truly yours,

                                                     /s/ O'MELVENY & MYERS LLP

                                                     O'MELVENY & MYERS LLP